EXHIBIT 23

                                                                 EXHIBIT 23

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66694) pertaining to the Arkansas Best Corporation Stock Option Plan and Arkansas Best Corporation Disinterested Director Stockholder Plan, the Form S-8 Registration Statement dated March 30, 1994, pertaining to the Arkansas Best Corporation Employees' Investment Plan, and the Form S-8 Registration Statement dated November 30, 1995, pertaining to
(1) the Carolina Freight Corporation Employee Savings and Protection Plan,
(2) Complete Leasing Concepts, Inc. Employee Savings & Profit Sharing Plan, and (3) IDI 401(k) Savings Plan of our report dated February 21, 1996, with respect to the consolidated financial statements and schedule of Arkansas Best Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                        ERNST & YOUNG LLP

Little Rock, Arkansas
March 28, 1996